EXHIBIT 1.1.1

                STANDARD TERMS AND CONDITIONS OF TRUST

                                   FOR

                          CORPORATE BOND TRUSTS

                              Sponsored by

                        RANSON & ASSOCIATES, INC.




                      Effective:  FEBRUARY 4, 1997




                                  AMONG

                        RANSON & ASSOCIATES, INC.
                         Depositor and Evaluator

                                   and

                          THE BANK OF NEW YORK
                                 Trustee


                   -----------------------------------
     Applicable to Insured Corporate Series 11 and Subsequent Series, Investment Grade Corporate Income Series 3 and Subsequent Series,
  and Defined High Yield Corporate Income Series 6 and Subsequent Series
          (Included in Ranson Unit Investment Trusts, Series 54
                     and certain Subsequent Series)
                   -----------------------------------

                 STANDARD TERMS AND CONDITIONS OF TRUST

                            TABLE OF CONTENTS

                                                                       Page

Preambles                                                                 1

ARTICLE I        DEFINITIONS                                              1

   Section 1.01.     Definitions                                          1

ARTICLE II       DEPOSIT OF BONDS; ACCEPTANCE OF TRUST; FORM AND
                 ISSUANCE OF UNITS; PORTFOLIO INSURANCE                   7

   Section 2.01.     Deposit of Bonds                                     7
   Section 2.02.     Acceptance of Trust                                  7
   Section 2.03.     Issuance of Units                                    7
   Section 2.04.     Form of Certificates                                 8
   Section 2.05.     Portfolio Insurance                                  8

ARTICLE III      ADMINISTRATION OF FUND                                  10

   Section 3.01.     Initial Costs                                       10
   Section 3.02.     Interest Account                                    10
   Section 3.03.     Principal Account                                   10
   Section 3.04.     Reserve Account                                     11
   Section 3.05.     Deductions and Distributions                        11
   Section 3.06.     Distribution Statements                             14
   Section 3.07.     Extraordinary Sale of Bonds                         15
   Section 3.08.     Refunding Bonds                                     16
   Section 3.09.     Counsel                                             16
   Section 3.10.     Notice and Sale by Trustee                          17
   Section 3.11.     Trustee Not Required to Amortize                    17
   Section 3.12.     Liability, Indemnification and Succession
                       of Depositor                                      17
   Section 3.13.     Notice to Depositor                                 18
   Section 3.14.     Limited Replacement of Special Bonds                18
   Section 3.15.     Compensation of Depositor for Supervisory Services  19
   Section 3.16.     Deferred Sales Charge                               20

ARTICLE IV       EVALUATION OF BONDS; EVALUATOR                          21

   Section 4.01.     Evaluation of Bonds                                 21
   Section 4.02.     Information for Unitholders                         21
   Section 4.03.     Compensation of Evaluator                           21
   Section 4.04.     Liability of Evaluator                              22
   Section 4.05.     Resignation and Removal of Evaluator; Successor     22

ARTICLE V        EVALUATION, REDEMPTION, PURCHASE, ISSUANCE,
                 TRANSFER, INTERCHANGE OR REPLACEMENT OF UNITS           23

   Section 5.01.     Evaluation                                          23
   Section 5.02.     Redemptions by Trustee; Purchases by Depositor      24
   Section 5.03.     Issuance, Transfer or Interchange of Units          25
   Section 5.04.     Certificates Mutilated, Destroyed, Stolen or Lost   26

ARTICLE VI       TRUSTEE                                                 27

   Section 6.01.     General Definition of Trustee's Liabilities,
                       Rights and Duties                                 27
   Section 6.02.     Books, Records and Reports                          29
   Section 6.03.     Indenture and List of Bonds on File                 30
   Section 6.04.     Compensation                                        30
   Section 6.05.     Removal and Resignation of Trustee; Successor       31
   Section 6.06.     Qualifications of Trustee                           32

ARTICLE VII       RIGHTS OF UNITHOLDERS                                  32

   Section 7.01.     Beneficiaries of Trust                              32
   Section 7.02.     Rights, Terms and Conditions                        32

ARTICLE VIII     ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS          33

   Section 8.01.     Amendments                                          33
   Section 8.02.     Termination                                         34
   Section 8.03.     Construction                                        35
   Section 8.04.     Registration of Units                               35
   Section 8.05.     Written Notice                                      35
   Section 8.06.     Severability                                        36
   Section 8.07.     Dissolution of Depositor Not to Terminate           36
                 ___________________________________

      This Table of Contents does not constitute part of the Indenture

               STANDARD TERMS AND CONDITIONS OF TRUST

                    EFFECTIVE:  FEBRUARY 4, 1997

These Standard Terms and Conditions of Trust are executed between RANSON & ASSOCIATES, INC., as Depositor and Evaluator and THE BANK OF NEW YORK, as Trustee.

                          WITNESSETH THAT:

In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee and the Evaluator agree as follows:

                           INTRODUCTION

These Standard Terms and Conditions of Trust effective shall be applicable to certain Series of Ranson Unit Investment Trusts primarily containing corporate bonds and established after the date of effectiveness hereof, as provided in this paragraph. For all Series established after the date of effectiveness hereof to which these Standard Terms and Conditions of Trust are to be applicable, the Depositor, the Trustee and the Evaluator shall execute a Trust Agreement incorporating by reference these Standard Terms and Conditions of Trust and designating any exclusion from or exception to such incorporation by reference for the purposes of that Series or variation of the terms hereof for the purposes of that Series and specifying for that Series (if not otherwise specified in the Prospectus for such Series) (i) the Bonds deposited in trust and the number of Units delivered by the Trustee in exchange for the Bonds pursuant to Section 2.03, (ii) the fractional undivided interest represented by each Unit, (iii) the amount of the Trustee advancement with respect to any "when issued" Bonds deposited in a Trust, if any, and (iv) the amount of the second distribution from the Interest Account.


                                ARTICLE I

                               DEFINITIONS

     Section 1.01. Definitions. Whenever used in this Indenture the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

          (1) "Depositor" shall mean Ranson & Associates, Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided.

          (2) "Evaluator" shall mean Ranson & Associates, Inc. and its successors in interest, or any successor evaluator appointed as hereinafter provided.

          (3) "Trustee" shall mean The Bank of New York or any successor trustee appointed as hereinafter provided, or any entity which acquires all or a substantial part of the unit investment trust division of The Bank of New York.

          (4) "Bonds" shall mean such interest bearing debt obligations, including delivery statements relating to "when-issued" and/or "regular way" contracts, if any, for the purchase of certain securities and cash, certified or bank check or checks or letter of credit or letters of credit sufficient in amount or availability required for such purchase, deposited in irrevocable trust and listed in all Schedules of the Trust Agreement, any additional obligations deposited pursuant to Section 2.01 and any obligations received in exchange, substitution or replacement for such obligations pursuant to
     Section 3.14 hereof, as may from time to time continue to be held as a part of a Trust.

          (5) "Business Day" shall mean any day other than a Sunday or, in the City of New York, a legal holiday or a day on which banking institutions are authorized by law to close.

          (6) "Certificate" shall mean any one of the certificates executed by the Trustee and the Depositor in substantially the following form with the blanks appropriately filled in:

                           Face of Certificate


NUMBER                RANSON UNIT INVESTMENT TRUSTS                 UNITS


                   CERTIFICATE OF BENEFICIAL OWNERSHIP



     This certifies that _______________________________________ is the registered owner of ____ units(s) of fractional undivided interest in Ranson Unit Investment Trusts of the above-named Series (herein referred to as the "Trust") created under the laws of the State of New York pursuant to the Agreement and the related Trust Agreement, a copy of which is available at the office of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the aforesaid Agreement and the related Trust Agreement to which the holder of this Certificate by virtue of the acceptance hereof assents and is bound. This Certificate is transferable and interchangeable by the registered owner in person or by his duly authorized attorney at the office of the Trustee upon surrender of this Certificate properly endorsed or accompanied by a written instrument of transfer and any other documents that the Trustee may require for transfer, in form satisfactory to the Trustee, and payment of the fees and expenses provided in the Agreement.

     WITNESS the facsimile signature of the Depositor and the manual signature of an authorized signatory of the Trustee.

Dated

RANSON & ASSOCIATES, INC.,          THE BANK OF NEW YORK,
Depositor                           Trustee,



By                                  By
  ----------------------------        -----------------------------
       Authorized Signature                 Authorized Signature

                         Reverse of Certificate


                           FORM OF ASSIGNMENT

     For Value Received, the undersigned hereby sells, assigns and transfers _________ Units represented by this Certificate unto


                                    -------------------------------------

                                    -------------------------------------

                                           Please Insert Social Security
                                           or Other Identifying Number
                                           of Assignee

                                           ------------------------------

                                           ------------------------------

and does hereby irrevocably constitute and appoint attorney, to transfer said Units on the books of the Trustee, with full power of substitution in the premises.


Dated:
      ------------------------      -------------------------------------

          NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a participant in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee program in addition to, or in substitution for, STAMP, as may be accepted by the Trustee.


                                    Signature Guaranteed


                                    By
                                      -----------------------------------

          (7) "Contract Bonds" shall mean Bonds which are to be acquired by a Trust pursuant to contracts, including (i) Bonds listed in Schedule A to the Trust Agreement and (ii) Bonds which the Depositor has contracted to purchase for the Trust pursuant to
     Section 3.14 hereof.

          (8) "Distribution Dates" shall mean the dates on which distributions are made to Unitholders as set forth in the Prospectus.

          (9) "Evaluation Time" shall mean the close of business of the Depositor or such other evaluation time set forth in the Prospectus.

          (10) "Fund" shall mean all Trusts outstanding under this Indenture.

          (11) "High Yield Series" shall mean any Trust so designated in the related Prospectus.

          (12) "Indenture" shall mean these Standard Terms and Conditions of Trust as originally executed or, if amended as hereinafter provided, as so amended, together with the Trust Agreement creating a particular series of the Fund.

          (13) "Initial Date of Deposit" shall mean, with respect to any Trust, the date of the Trust Agreement creating such Trust.

          (14) "Insurance" shall mean one or more contracts or policies of insurance obtained by the Trust guaranteeing the payment when due of the principal of and interest on the Bonds held pursuant and subject to this Indenture, together with the proceeds, if any, thereof payable to or received by the Trustee for the benefit of the Trust and the Unitholders thereof except that Insurance shall not include those Bonds held pursuant and subject to this Indenture which are insured by individual policies of insurance which have been obtained by the issuers of such Bonds (the "Pre-Insured Bonds"). All references herein relating to Insurance shall apply exclusively to Insured Corporate Series.

          (15) "Insured Corporate Series" shall mean any Trust so designated in the related Prospectus.

          (16) "Insurer" shall mean MBIA Insurance Corporation, AMBAC Indemnity Corporation and/or Capital Markets Assurance Corporation ("CAPMAC"), their respective successors and assigns, having its principal office in New York, New York, or any other insurer named in the Prospectus for a Trust, which has issued the contract or policy of insurance obtained by the Trust protecting the Trust and the Unitholders thereof against nonpayment when due of the principal of and interest on the Bonds (except for Pre-Insured Bonds or U.S.

     Treasury Obligations) held by the Trustee as part of the Trust. All references to an Insurer shall apply exclusively to Insured Corporate Series.

          (17) "Investment Grade Corporate Income Series" shall mean any Trust so designated in the related Prospectus.

          (18) "Prospectus" shall mean (a) the prospectus relating to a Trust filed with the Securities and Exchange Commission pursuant to Rule 497 under the Securities Act of 1933, as amended, and dated the date of the Trust Agreement or (b) if any post-effective amendment to such prospectus described in (a) shall have been subsequently made effective under the Securities Act of 1933, as amended, such post-effective amendment thereto.

          (19) "Record Dates" shall mean the record dates relating to the computation of distributions to Unitholders as set forth in the Prospectus.

          (20) "Supplemental Trust Agreement" shall mean an amendment or supplement to the Trust Agreement executed pursuant to Section 2.01(b) for the purpose of depositing additional Bonds in a Trust and issuing additional Units.

          (21) "Trust" shall mean any one of the separate trusts created by the Trust Agreement, which shall consist of the Bonds held pursuant and subject to the Indenture together with all undistributed interest received or accrued thereon, any undistributed cash realized from the sale, redemption, liquidation, or maturity thereof or the proceeds of insurance received in respect thereof. Such amounts as may be on deposit in the Reserve Account hereinafter established shall be excluded from the Trust.

          (22) "Trust Agreement" shall mean the Trust Agreement for the particular series of the Fund into which these Standard Terms and Conditions is incorporated.

          (23) "Unitholder" shall mean the registered holder of any Certificate as recorded on the books of the Trustee, his legal representatives and heirs and the successors of any corporation, partnership or other legal entity which is a registered holder of any Certificate and as such shall be deemed a beneficiary of the trust created by this Indenture to the extent of his pro rata share thereof.

          (24) "Units" in respect of any Trust shall mean the fractional undivided interest in and ownership of the Trust equal initially to the fraction of the respective Trust specified in the Prospectus, the denominator of which shall be increased by the number of any additional Units issued pursuant to Section 2.03 and decreased by the number of any such Units redeemed as provided in Section 5.02.

          (25) Words importing singular number shall include the plural number in each case and vice versa, and words importing persons shall include corporations and associations, as well as natural persons.

          (26) The words "herein," "hereby," "herewith," "hereof," "hereinafter," "hereunder," "hereinabove," "hereafter," "heretofore" and similar words or phrases of reference and association shall refer to this Indenture in its entirety.


                             ARTICLE II

           DEPOSIT OF BONDS; ACCEPTANCE OF TRUST; FORM AND
               ISSUANCE OF UNITS; PORTFOLIO INSURANCE

     Section 2.01. Deposit of Bonds. (a) The Depositor, on the Initial Date of Deposit, has deposited with the Trustee in trust the Bonds listed in the Schedules attached to the Trust Agreement in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form to be held, managed and applied by the Trustee as herein provided. The Depositor shall deliver the Bonds listed on said Schedules to the Trustee which were not actually delivered concurrently with the execution and delivery of the Trust Agreement within 90 days after said execution and delivery, or if the contract to buy such Bond between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor, the Depositor shall forthwith take the remedial action specified in Section 3.14.

     (b) From time to time following the Initial Date of Deposit for a Trust, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee additional Bonds for such Trust, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, to be held, managed and applied by the Trustee as herein provided. The Depositor in each case shall ensure that each deposit of additional Bonds pursuant to this Section shall have the same ratio of Bonds (based on principal amount) as existed on the Initial Date of Deposit for each Trust. Any brokerage fees related to the purchase of Bonds deposited in the Trust after the Initial Date of Deposit shall be an expense of such Trust.

     Section 2.02. Acceptance of Trust. The Trustee hereby accepts the trusts herein created for the use and benefit of the Unitholders, subject to the terms and conditions of this Indenture.

     Section 2.03. Issuance of Units. (a) The Trustee hereby acknowledges receipt of the deposit of the Bonds listed in the Schedules to the Trust Agreement and referred to in Section 2.01 hereof and, simultaneously with the receipt of said deposit, has recorded on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units specified in the Trust Agreement and has delivered, or on the order of the Depositor will deliver, in exchange for such Bonds, documentation evidencing the ownership of the number of Units specified and, if such Units are represented by a Certificate, such Certificate substantially in the form above recited, representing the ownership of those Units. The Trustee hereby agrees that on the date of any Supplemental Trust Agreement, it shall acknowledge that the additional Bonds identified therein have been deposited with it by recording on its books the ownership, by the Depositor or such other person or persons as may be indicated by the Depositor, of the aggregate number of Units to be issued in respect of such additional Bonds so deposited, and shall, if so requested, execute documentation substantially in the form above recited representing the ownership of an aggregate number of those Units.

     (b) Under the terms and conditions of the Trust Agreement and this Indenture and at such times as are permitted by the Trustee, Units may also be held in certificated form. Unitholders may elect to have their Units held in certificated form by making a written request to the Trustee requesting such Certificates; provided, that the Trustee is entitled to specify the minimum denomination of any Certificate issued. The Trustee shall, at the request of the holder of any Units held in uncertificated form, issue a new Certificate to evidence such Units and at such time make an appropriate notation in the registration books of the Trustee. The rights set forth in this Indenture of any holder of Units held in certificated form shall be the same as those of any other Unitholder. Certificates may be transferred as provided herein.

     Section 2.04.     Form of Certificates.  Each Certificate referred to in
Section 2.03 is, and each Certificate hereafter issued shall be, in substantially the form hereinabove recited, numbered serially for identification, in fully registered form, transferable only on the books of the Trustee as herein provided, executed manually by an authorized officer of the Trustee and in facsimile by the President or one of the Vice Presidents of the Depositor and dated the date of execution and delivery by the Trustee.

     Section 2.05. Portfolio Insurance. This Section 2.05 shall apply only to Insured Corporate Series Trusts and not to Investment Grade Corporate Income Series Trusts or High Yield Series Trusts. Concurrently with the delivery to the Trustee of the Bonds listed in Schedule A to this Indenture the Insurer has delivered to and deposited with the Trustee, a Bond Fund Portfolio Insurance Policy (the "Insurance") to protect the related Trust and the Unitholders thereof against nonpayment of principal and interest, when due, on any Bond or Bonds (except for Pre-Insured Bonds) held by the Trustee in the portfolio of the Trust. The Trustee shall take all action deemed necessary or advisable in connection with the Insurance to continue the Insurance in full force and effect and shall pay all premiums due thereon, including the initial premium, all in such manner as in its sole discretion shall appear to result in the most protection and least expense to such trust.

     The Insurance may not be cancelled by the Insurer. The Trustee shall make the deduction and payment of premiums prescribed in Section 3.05(c)(5) of this Indenture in order to continue in force the coverage thus provided. The Insurer's right to the payment of premiums from funds held by the Trustee in accordance with the terms of the policy is absolute (except when payment is withheld in good faith by the Trustee in the event of dispute over the amount thereof), but no failure on the part of the Trustee to make such payment of premium or installment thereof to the Insurer shall result in a cancellation of the Insurance or otherwise affect the right of any Unitholder under the policy to have any amounts of principal and interest paid by the Insurer to the Trustee to be held as part of the Trust when the same are not paid when due by the issuer of a Bond or Bonds held by the Trustee as part of the Trust.

     With each payment of a premium or installment thereof, the Trustee shall notify the Insurer of all Bonds (except Pre-Insured Bonds) which during the expiring premium period were redeemed from or sold by the Trust.

     At all times during the existence of the Trust the Insurance policy shall provide for payment by the Insurer to the Trustee of any amounts of principal and interest due, but not paid, by the issuer of a Bond insured by the Insurance. The Trustee shall promptly notify the Insurer of any nonpayment of principal or interest and the Insurer shall, pursuant to the terms of the Insurance policy, make payment to the Trustee of all amounts of principal and interest at that time due, but not paid.

     Payments of principal and interest assumed by the Insurer shall be made as required by the related Bond or Bonds. In the event of a sale of any such Bond or Bonds by the Trustee under Section 3.07, 5.02 or 6.04, or a termination of this Indenture and the trust created hereby under
Section 8.02, prior to the final maturity of such Bond or Bonds, upon notice from the Trustee, the Insurer shall, pursuant to the terms of the Insurance policy, promptly make payment to the Trustee of the accrued interest on such Bond or Bonds to the date such Bond or Bonds are removed from the portfolio of the Trust and the Insurer shall be relieved of further obligation to the Trustee thereon.

     Upon the making of any payment referred to in the preceding paragraphs, the Insurer shall succeed to the rights of the Trustee under the Bond or Bonds involved to the extent of the payments made at that time, or any time subsequent thereto, and shall continue to make all payments required by the terms of such Bond or Bonds to the extent that funds are not provided therefor by the issuer thereof and such Bond or Bonds are held by the Trust. To the extent the Trustee receives partial payments of principal (or partial payments in lieu of principal) from an issuer of Bonds in the Trust, such payments will reduce the outstanding principal amount of such Bonds subject to the Insurance provided by the Insurer and any interest payments to be paid by the Insurer will be based on such reduced principal. Upon the payment of any amounts by the Insurer, occasioned by the nonpayment thereof by the issuer, the Trustee shall execute and deliver to the Insurer any receipt, instrument or document required to evidence the right of the Insurer in the Bond or Bonds involved to payment of principal and/or interest thereon to the extent of the payments made by the Insurer to the Trustee.

     With respect to Pre-Insured Bonds in a Trust, the Trustee shall promptly notify the respective insurance company of any nonpayment of principal or interest on such Pre-Insured Bonds and if the respective insurance company should fail to make payment to the Trustee within 30 days after receipt of such notice, the Trustee shall take all action against the respective insurance company and/or the issuer deemed necessary to collect all amounts of principal and interest at that time due, but not collected.

     The Trustee shall also take such action required by Section 5.02 hereof with respect to Permanent Insurance, if such Permanent Insurance is available, as defined in such Section 5.02.


                              ARTICLE III

                         ADMINISTRATION OF FUND

     Section 3.01. Initial Costs. To the extent not borne by the Depositor the expenses incurred in establishing a Trust shall be borne by the Trust, including the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the Indenture, and other documents relating to a Trust, printing of Certificates, Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of a Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of prospectuses (including preliminary prospectuses), expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses. To the extent the funds in the Interest and Capital Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this
Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Interest or Capital Accounts such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance in the manner provided in the related Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust.

     Section 3.02. Interest Account. The Trustee shall collect the interest on the Bonds as it becomes payable (including all interest accrued but unpaid prior to the date of deposit of the Bonds in trust and including that part of the proceeds of the sale, liquidation, redemption or maturity of any Bonds or insurance thereon which represents accrued interest thereon) and credit such interest to a separate account to be known as the "Interest Account."

     Section 3.03. Principal Account. (a) The Bonds and all moneys (except moneys held by the Trustee pursuant to subsection (b) hereof) other than amounts credited to the Interest Account, received by the Trustee in respect of the Bonds, including insurance thereon, shall be credited to a separate account to be known as the "Principal Account."

     (b) Moneys and/or irrevocable letters of credit required to purchase Contract Bonds or deposited to secure such purchases are hereby declared to be held specially by the Trustee for such purchases and shall not be deemed to be part of the Principal Account until (i) the Depositor fails to timely purchase a Contract Bond and has not given the Failed Contract Notice (as defined in Section 3.14) at which time the moneys and/or letters of credit attributable to the Contract Bond not purchased by the Depositor shall be credited to the Principal Account; or (ii) the Depositor has given the Trustee the Failed Contract Notice at which time the moneys and/or letters of credit attributable to failed contracts referred to in such Notice shall be credited to the Principal Account; provided, however, that if the Depositor also notifies the Trustee in the Failed Contract Notice that it has purchased or entered into a contract to purchase a New Bond (as defined in Section 3.14), the Trustee shall not credit such moneys and/or letters of credit to the Principal Account unless the New Bond shall also have failed or is not delivered by the Depositor within two business days after the settlement date of such New Bond, in which event the Trustee shall forthwith credit such moneys and/or letters of credit to the Principal Account. The Trustee shall in any case forthwith credit to the Principal Account, and/or cause the Depositor to deposit in the Principal Account, the difference, if any, between the purchase price of the failed Contract Bond and the purchase price of the New Bond, together with any sales charge and accrued interest applicable to such difference and distribute such moneys to Unitholders pursuant to Section 3.05.

     The Trustee shall give prompt written notice to the Depositor and the Evaluator of all amounts credited to or withdrawn from a Principal Account and the balance in such Account after giving effect to such credit or withdrawal.

     Section 3.04. Reserve Account. From time to time the Trustee shall withdraw from the cash on deposit in an Interest Account or Principal Account such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other governmental charges that may be payable out of the Trust. Such amounts so withdrawn shall be credited to a separate account which shall be known as the "Reserve Account." The Trustee shall not be required to distribute to the Unitholders any of the amounts in the Reserve Account; provided, however, that if it shall, in its sole discretion, determine that such amounts are no longer necessary for payment of any applicable taxes or other governmental charges, then it shall promptly deposit such amounts in the account from which withdrawn or if the Trust shall have terminated or shall be in the process of termination, the Trustee shall distribute same in accordance with Section 8.02 (d) and (e) to each Unitholder such holder's interest in the Reserve Account.

     Section 3.05. Deductions and Distributions. (a) The Trustee, as of the "First Settlement Date," as defined in the Prospectus for the related Trust, shall advance from its own funds and shall pay to the Unitholders then of record the amount of interest accrued on the Bonds deposited in the Trust. The Trustee shall also advance from its own funds and pay the appropriate persons the amount specified in the Prospectus for the related Trust, which amount represents interest which accrues on any "when issued" Bonds deposited in the Trust from the date stated in the preceding sentence to the respective dates of delivery to the Trust of any of such Bonds. The Trustee shall be entitled to reimbursement, without interest, for such advancement from interest received by the Trust before any further distributions shall be made from the Interest Account to Unitholders of the Trust. Subsequent distributions shall be made as hereinafter provided.

     (b) The second distribution of funds from the Interest Account shall be made on the first Distribution Date after the first Record Date to all Unitholders of record as of the first Record Date.

     (c) As of the first day of each month of each year commencing with the first Record Date, the Trustee shall:

          (1) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 6.04;

          (2) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to the Evaluator the amount that it is at the time entitled to receive pursuant to Section 4.03;

          (3) deduct from the Interest Account, or to the extent funds are not available in such Account, from the Principal Account and pay to the Depositor the amount that it is entitled to receive pursuant to Section 3.15;

          (4) deduct from the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to bond counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such bond counsel pursuant to
     Section 3.09 as certified to by the Depositor;

          (5) deduct (as provided in Section 3.16) ffrom the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to the Depositor the amount, if any, that it is at the time entitled to receive pursuant to
     Section 3.16; and

          (6) deduct rom the Interest Account, or, to the extent funds are not available in such Account, from the Principal Account and pay to the Insurer the amount of any premium to which it is at the time entitled to receive, pursuant to Section 2.05.

     (d) On or shortly after the Distribution Date of each month occurring subsequent to the first Record Date, the Trustee shall distribute by mail to or upon the order of each Unitholder of record as of the close of business on the preceding Record Date at the post office address appearing on the registration books of the Trustee such Unitholder's pro rata share of the balance of the Interest Account calculated as of each Record Date on the basis of one-twelfth of the estimated annual interest income to the Trust for the ensuing twelve months, after deduction of the estimated costs and expenses to be incurred during the twelve month period for which the interest income has been estimated.

     In the event the amount on deposit in the Interest Account is not sufficient for the payment of the amount of interest to be distributed to Unitholders on the bases of the aforesaid computations, the Trustee shall advance its own funds and cause to be deposited in and credited to the Interest Account such amounts as may be required to permit payment of the monthly interest distribution to be made as aforesaid and shall be entitled to be reimbursed, without interest, out of interest received by the related Trust subsequent to the date of such advance and subject to the condition that any such reimbursement shall be made only under conditions which will not reduce the funds in or available for the Interest Account to an amount less than required for the next ensuing distribution of interest.

     Distributions of amounts represented by the cash balance in the Principal Account shall be computed as of the Record Date of each month occurring subsequent to the date of the first Record Date. On the Distribution Date of each month as of which such computation is made, or within a reasonable period of time thereafter, the Trustee shall distribute by mail to each Unitholder of record at the close of business on the date of computation (the Record Date) at his post office address such Unitholder's pro rata share of the cash balance of the Principal Account as thus computed. The Trustee shall not be required to make a distribution from the Principal Account unless the cash balance on deposit therein available for distribution shall be sufficient to distribute at least $0.01 per Unit.

     If the Depositor (i) fails to replace any failed Special Bond (as defined in Section 3.14) or (ii) is unable or fails to enter into any contract for the purchase of any New Bond in accordance with Section 3.14, the Trustee shall distribute to all Unitholders the principal, accrued interest and sales charge attributable to such Special Bonds at the next monthly Distribution Date which is more than thirty days after the expiration of the Purchase Period (as defined in Section 3.14) or at such earlier time or in such manner as the Trustee in its sole discretion deems to be in the best interest of the Unitholders.

     If any contract for a New Bond in replacement of a Special Bond shall fail, the Trustee shall distribute the principal, accrued interest and sales charge attributable to the Special Bond to the Unitholders at the next monthly Distribution Date which is more than thirty days after the date on which the contract in respect of such New Bond failed or at such earlier time or in such earlier manner as the Trustee in its sole discretion determines to be in the best interest of the Unitholders.

     If, at the end of the Purchase Period, less than all moneys attributable to a failed Special Bond have been applied or allocated by the Trustee pursuant to a contract to purchase New Bonds, the Trustee shall distribute the remaining moneys to Unitholders at the next monthly distribution date which is more than thirty days after the end of the Purchase Period or at such earlier time thereafter as the Trustee in its sole discretion deems to be in the best interest of the Unitholders.

     The amounts to be so distributed to each Unitholder shall be that pro rata share of the cash balance of the Interest and Principal Accounts, computed as set forth above, as shall be represented by the Units, whether or not evidenced by the outstanding Certificate or Certificates, registered in the name of such Unitholder.

     In the computation of each such share, fractions of less than one cent shall be omitted. After any such distribution provided for above, any cash balance remaining in an Interest Account or Principal Account shall be held in the same manner as other amounts subsequently deposited in each of such accounts, respectively.

     For the purpose of distributions as herein provided, the Unitholders of record on the registration books of the Trustee at the close of business on each Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any such registered Unitholder of record. Nothing herein shall be construed to prevent the payment of amounts from the Interest Account and the Principal Account to individual Unitholders by means of one check, draft or other proper instrument, provided that the appropriate statement of such distribution shall be furnished therewith as provided in Section 3.06 hereof.

     Section 3.06. Distribution Statements. With each distribution from the Interest or Principal Accounts the Trustee shall set forth, either in the instrument by means of which payment of such distribution is made or in an accompanying statement, the amount being distributed from each such account and, if from the Interest Account, the amount of accrued interest (uncollected and not available for distribution) on the record date for such distribution, each expressed as a dollar amount per Unit. Within a reasonable period of time after the last business day of each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was a Unitholder a statement setting forth, with respect to such calendar year:

          (A)  as to the Interest Account:

               (1)  the amount of interest received on the Bonds,

               (2) the amounts paid for purchases of New Bonds pursuant to Section 3.14 and for redemptions pursuant to
          Section 5.02,

               (3) the deductions for applicable taxes and fees and expenses of the Trustee and all other Trust expenses, and

               (4) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last business day of such calendar year;

          (B)  as to the Principal Account:

               (1) the dates of the sale, maturity, liquidation or redemption of any of the Bonds and the net proceeds received therefrom, excluding any portion thereof credited to the Interest Account,

               (2) the amount paid for purchases of New Bonds pursuant to Section 3.14 and for redemptions pursuant to
          Section 5.02,

               (3) the deductions for payment of applicable taxes and fees and expenses, including the cost of Permanent
          Insurance, of the Trustee and all other Trust expenses, and

               (4) the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last business day of such calendar year; and

          (C)  the following information:

               (1) a list of the Bonds as of the last business day of such calendar year,

               (2) the number of Units outstanding on the last business day of such calendar year,

               (3)  the Unit Value based on the last Trust
          Evaluation made during such calendar year, and

               (4) the amounts actually distributed during such calendar year from the Interest and Principal Accounts, separately stated, expressed both as total dollar amounts and as dollar amounts per Unit outstanding on the record dates for each plan of distribution.

     Section 3.07. Extraordinary Sale of Bonds. If necessary, in order to maintain the investment character of the Trust, the Depositor may direct the Trustee to sell or liquidate Bonds at such price and time and in such manner as shall be determined by the Depositor, provided that the Depositor has determined that any one or more of the following conditions exist:

          (a) that there has been a default on such Bonds in the payment of principal or interest, or both, when due and payable;

          (b) that any action or proceeding has been instituted in law or equity seeking to restrain or enjoin the payment of principal or interest on any such Bonds, attacking the constitutionality of any enabling legislation or alleging and seeking to have judicially determined the illegality of the issuing body or the constitution of its governing body or officers, the illegality, irregularity or omission of any necessary acts or proceedings preliminary to the issuance of such Bonds, or seeking to restrain or enjoin the performance by the officers or employees of any such issuing body of any improper or illegal act in connection with the administration of funds necessary for debt service on such Bonds or otherwise; or that there exists any other legal question or impediment affecting such Bonds or the payment of debt service on the same;

          (c) that there has occurred any breach of covenant or warranty in any resolution, ordinance, trust indenture or other document, which would adversely affect either immediately or contingently the payment of debt service on such Bonds, or their general credit standing, or otherwise impair the sound investment character of such Bonds;

          (d) that there has been a default in the payment of principal of or interest on any other outstanding obligations of an issuer or guarantor of such Bonds;

          (e) that the price of any such Bonds had declined to such an extent, or such other market or credit factor exists, so that in the opinion of the Depositor the retention of such Bonds would be detrimental to the Trust and to the interest of the Unitholders;

          (f) that such Bonds are the subject of an advanced refunding. For the purposes of this Section 3.07(g), "an advanced refunding" shall mean when refunding bonds are issued and the proceeds thereof are deposited in irrevocable trust to retire the Bonds on or before their redemption date; or

          (g) that as of any Record Date any of the Bonds are scheduled to be redeemed and paid prior to the next succeeding monthly Distribution Date; provided, however, that as the result of such redemption the Trustee will receive funds in an amount sufficient to enable the Trustee to include in the next distribution from the Principal Account at least $0.01 per Unit.

     Upon receipt of such direction from the Depositor, upon which the Trustee shall rely, the Trustee shall proceed to sell or liquidate the specified Bonds in accordance with such direction; provided, however, that the Trustee shall not sell or liquidate any Bonds upon receipt of a direction from the Depositor that it has determined that the conditions in subdivision (g) above exist, unless the Trustee shall receive on account of such sale or liquidation the full principal amount of such Bonds, plus the premium, if any, and the interest accrued and to accrue thereon to the date of the redemption of such Bonds.

     The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Depositor to give any such direction, and in the absence of such direction the Trustee shall have no duty to sell or liquidate any Bonds under this Section 3.07 except to the extent otherwise required by Section 3.10 of this Indenture.

     Section 3.08. Refunding Bonds. In the event that an offer shall be made by an obligor of any of the Bonds to issue new obligations in exchange and substitution for any issue of Bonds pursuant to a plan for the refunding or refinancing of such Bonds, the Depositor shall instruct the Trustee in writing to reject such offer and either to hold or sell such Bonds, except that if (1) the issuer is in default with respect to such Bonds or (2) in the opinion of the Depositor, given in writing to the Trustee, the issuer will probably default with respect to such Bonds in the reasonably foreseeable future, the Depositor shall instruct the Trustee in writing to accept or reject such offer or take any other action with respect thereto as the Depositor may deem proper. Any obligation so received in exchange shall be deposited hereunder and shall be subject to the terms and conditions of this Indenture to the same extent as the Bonds originally deposited hereunder. Within five days after such deposit, notice of such exchange and deposit shall be given by the Trustee to each Unitholder, including an identification of the Bonds eliminated and the bonds substituted therefor.

     Section 3.09. Counsel. The Depositor may employ from time to time as it may deem necessary a firm of bond attorneys for any legal services that may be required in connection with the disposition of underlying bonds pursuant to Section 3.07 or the substitution of any securities for underlying bonds as the result of any refunding permitted under Section 3.08. The fees and expenses of such counsel shall be paid by the Trustee from the Interest and Principal Accounts as provided for in Section 3.05(c)(4) hereof.

     Section 3.10. Notice and Sale by Trustee. If at any time the principal of or interest on any of the Bonds shall be in default and not paid or provision for payment thereof shall not have been duly made within thirty days, either pursuant to the Insurance or otherwise, the Trustee shall notify the Depositor thereof. If within thirty days after such notification the Depositor has not given any instruction to sell or to hold or has not taken any other action in connection with such Bonds, the Trustee may in its discretion sell such Bonds forthwith, and the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of such sale.

     Section 3.11. Trustee Not Required to Amortize. Nothing in this Indenture, or otherwise, shall be construed to require the Trustee to make any adjustments between the Interest and Principal Accounts by reason of any premium or discount in respect of any of the Bonds.

     Section 3.12. Liability, Indemnification and Succession of Depositor. (a) The Depositor shall be under no liability to the Unitholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture or for errors in judgment, but shall be liable only for its own wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Depositor may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, bond counsel or any other persons pursuant to this Indenture and in furtherance of its duties.

     (b) Each Trust shall pay and hold the Depositor harmless from and against any loss, liability or expense incurred in acting as Depositor of such Trust other than by reason of wilful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder. The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action which in its opinion may involve it in any expense or liability, provided, however, that the Depositor may in its discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Unitholders hereunder and, in such event, the legal expenses and costs of any such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust concerned and shall be paid directly by the Trustee out of the Interest and Principal Accounts of such Trust.

     (c) The covenants, provisions and agreements herein contained shall in every case be binding upon any successor to the business of any Depositor. In the event of an assignment by any Depositor to a successor corporation or partnership as permitted by the next following sentence, such Depositor and, if such Depositor is a partnership, its partners shall be relieved of all further liability under this Indenture. Any Depositor may transfer all or substantially all of its assets to a corporation or partnership which carries on the business of such Depositor, if at the time of such transfer such successor duly assumes all the obligations of such Depositor under this Indenture.

     Section 3.13. Notice to Depositor. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of the Bonds (including but not limited to the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Bonds have been issued), the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; provided, however, that if the Depositor shall not within five business days of the giving of such notice to the Depositor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action as it, in its sole discretion, shall deem advisable. Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action with respect to this
Section 3.13.

     Section 3.14. Limited Replacement of Special Bonds. If any contract in respect of Contract Bonds other than a contract to purchase a New Bond (as defined below), including those purchased on a when, as and if issued basis, shall have failed due to any occurrence, act or event beyond the control of the Depositor or the Trustee (such failed Contract Bonds being herein called the "Special Bonds"), the Depositor shall notify the Trustee and the Insurer (such notice being herein called the "Failed Contract Notice") of its inability to deliver the failed Special Bond to the Trustee after it is notified in writing that the Special Bond will not be delivered by the seller thereof to the Depositor. Prior to, or simultaneously with, giving the Trustee the Failed Contract Notice, or within a maximum of twenty days after giving such Notice (such twenty day period being herein called the "Purchase Period"), the Depositor shall, if possible, purchase or enter into the contract, if any, to purchase an obligation to be held as a Bond hereunder (herein called the "New Bond") as part of the Trust in replacement of the failed Special Bond, subject to the satisfaction of all of the following conditions in the case of each purchase or contract to purchase:

          (a) The New Bonds (i) shall be bonds, debentures, notes or other straight debt obligations (whether secured or unsecured and whether senior or subordinated) without equity or other conversion features, with fixed maturity dates substantially the same as those of the Failed Bonds, having no warrants or subscription privileges attached; (ii) shall be payable in United States currency; (iii) shall not be when, as and if issued obligations or restricted securities;
     (iv) shall be issued after July 18, 1984 if interest thereon is United States source income; (v) in the case of an Insured Corporate Series Trust, shall be issued or guaranteed by an issuer subject to or exempt from the reporting requirements under Section 13 or 15(d) of the Securities Exchange Act of 1934 (or similar provisions of law) or in effect guaranteed, directly or indirectly, by means by of a lease agreement, agreement to buy securities, services or products, or other similar commitment of the credit of such an issuer to the payment of the substitute Securities; (vi) in the case of an Insured Corporate Series Trust, shall not cause the Units of the Trust to cease to be rated AAA by Standard & Poor's; (vii) in the case of an Insured Corporate Series Trust, must be insured by the Insurer or be eligible for (and when acquired be insured under) the insurance obtained by the Trust; and (viii) in the case of an Insured Corporate Series Trust, must be eligible for (and when acquired be covered by) the Permanent Insurance if such Permanent Insurance is available to the Trust.

          (b) The purchase price of the New Bonds (exclusive of accrued interest) shall not exceed the principal attributable to the Special Bonds.

          (c) The Depositor shall furnish a notice to the Trustee and any Insurer (which may be part of the Failed Contract Notice) in respect of the New Bond purchased or to be purchased that shall
     (i) identify the New Bonds, (ii) state that the contract to purchase, if any, entered into by the Depositor is satisfactory in form and substance, and (iii) state that the foregoing conditions of clauses
     (a) and (b) have been satisfied with respect to the New Bonds.

     Upon satisfaction of the foregoing conditions with respect to any New Bond, the Depositor shall pay the purchase price for the New Bond from its own resources or, if the Trustee has credited any moneys and/or letters of credit attributable to the failed Special Bond to the Principal Account, the Trustee shall pay the purchase price of the New Bond upon directions from the Depositor from the moneys and/or letters of credit so credited to the Principal Account. If the Depositor has paid the purchase price, and, in addition, the Trustee has credited moneys of the Depositor to the Principal Account, the Trustee shall forthwith return to the Depositor the portion of such moneys that is not properly distributable to Unitholders pursuant to
Section 3.05.

     Whenever a New Bond is acquired by the Depositor pursuant to the provisions of this Section 3.14, the Trustee shall, within five days thereafter, mail to all Unitholders notices of such acquisition, including an identification of the failed Special Bonds and the New Bonds acquired. The purchase price of the New Bonds shall be paid out of the principal attributable to the failed Special Bonds. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to any such directions and in the absence of such directions the Trustee shall have no duty to purchase any New Bonds under this Indenture. The Depositor shall not be liable for any failure to instruct the Trustee to purchase any New Bonds or for errors of judgment in respect of this Section 3.14; provided, however, that this provision shall not protect the Depositor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

     Section 3.15.     Compensation of Depositor for Supervisory Services.

As compensation for providing supervisory portfolio services under this Indenture, the Depositor shall receive against a statement or statements therefor submitted to the Trustee monthly or annually that aggregate annual fee set forth in the Prospectus for the related Trust, but in no event shall such compensation when combined with all compensation received from other series of the Fund for providing such supervisory services in any calendar year exceed the aggregate cost to the Depositor for providing such services. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be charged by the Trustee, upon receipt of invoice therefor from the Depositor, against the Interest and Principal Accounts on or before the Distribution Date on which such period terminates. If the cash balance in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.15, the Trustee shall have the power to sell (i) Bonds from the current list of Bonds designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Bonds have been so designated, such Bonds as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.15. Any moneys payable to the Depositor pursuant to this Section 3.15 shall be secured by a prior lien on the Trust except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04.

     Section 3.16. Deferred Sales Charge. If the Trust Agreement related to a Trust specifies a Deferred Sales Charge, the Trustee shall, on the dates specified and as provided in such Prospectus, withdraw from the Interest Account or Principal Account (as specified in the such Prospectus), an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account designated by the Depositor out of which the deferred sales charge will be distributed to the Depositor (the "Deferred Sales Charge Account"). If the balance in the applicable Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in the applicable Account, and/or sell Securities and credit the proceeds thereof to the Deferred Sales Charge Account. Such direction shall, if the Trustee is directed to sell a Security, identify the Security to be sold and include instructions as to the execution of such sale. If a Unitholder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unitholder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If pursuant to Section 5.02 hereof, the Depositor shall purchase a Unit tendered for redemption prior to the payment in full of the deferred sales charge due on the tendered Unit, the Depositor shall pay to the Unitholder the amount specified under Section 5.02 less the unpaid portion of the deferred sales charge. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of the Unitholders.

                               ARTICLE IV

                     EVALUATION OF BONDS; EVALUATOR

     Section 4.01. Evaluation of Bonds. The Evaluator shall determine separately and promptly furnish to the Trustee and the Depositor upon request the value of each issue of Bonds (treating separate maturities of Bonds as separate issues) as of the Evaluation Time on days of trading on the New York Stock Exchange on the bid side of the market on the days on which an evaluation of the Trust is required by Section 5.01 and, in addition, as of the Evaluation Time on days of trading on the New York Stock Exchange on the bid side of the market if a secondary market for the Units is maintained, such additional evaluation being made on any day desired by the Trustee or deemed necessary by the Depositor. Such evaluations shall be made (i) on the basis of current bid and offering prices for the Bonds, (ii) if bid and offering prices are not available for the Bonds, on the basis of current bid and offering prices for comparable bonds, (iii) by causing the value of the Bonds to be determined by others engaged in the practice of evaluation, quoting or appraising comparable bonds, or (iv) by any combination of the above. Any evaluation of Bonds which includes amounts attributable to Permanent Insurance, as defined in Section 5.02 hereof, shall, to the extent necessary, include a deduction for amounts which would be payable as premiums and related expenses to obtain Permanent Insurance if the Trustee had exercised the right to obtain Permanent Insurance. For each evaluation, the Evaluator shall also determine and furnish to the Trustee and the Depositor the aggregate of (a) the value of all Bonds on the basis of such evaluation and (b) on the basis of the information furnished to the Evaluator by the Trustee pursuant to Section 3.03, the amount of cash then held in the Principal Account which was received by the Trustee after the Record Date preceding such determination less any amounts held in the Principal Account for distribution to Unitholders on a subsequent Distribution Date when a Record Date occurs four business days or less after such determination. For the purposes of the foregoing, the Evaluator may obtain current bid prices for the Bonds from investment dealers or brokers (including the Depositor) that customarily deal in bonds comparable to those held by the Trust.

     Section 4.02. Information for Unitholders. For the purpose of permitting Unitholders to satisfy any reporting requirements of applicable federal or state tax law, the Evaluator shall make available to the Trustee and the Trustee shall transmit to any Unitholder upon request any determinations made by it pursuant to Section 4.01.

     Section 4.03. Compensation of Evaluator. As compensation for its services hereunder, the Evaluator shall receive against a statement therefor submitted to the Trustee, that annual fee set forth in the Prospectus for the related Trust, computed on the basis described in such Prospectus. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent" or similar index, if such index shall no longer be published. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be charged by the Trustee against the Interest and Principal Accounts on or before the Distribution Date on which such period terminates. If the cash balances in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this
Section 4.03, the Trustee shall have the power to sell (i) Bonds designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Bonds have been so designated, such Bonds as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 4.03. Any moneys payable to the Evaluator pursuant to this Section 4.03 shall be secured by a prior lien on the Trust except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04.

     Section 4.04. Liability of Evaluator. The Trustee, the Depositor (if other than the Evaluator) and the Unitholders may rely on any evaluation furnished by the Evaluator and shall have no responsibility for the accuracy thereof. The determinations made by the Evaluator hereunder shall be made in good faith upon the basis of the best information available to it. The Evaluator shall be under no liability to the Trustee, the Depositor (if other than the Evaluator) or the Unitholders for errors in judgment; provided, however, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

     Section 4.05.     Resignation and Removal of Evaluator; Successor.
(a) The Evaluator may resign and be discharged hereunder, by executing an instrument in writing resigning as Evaluator and filing the same with the Depositor (if other than the Evaluator) and the Trustee, not less than 60 days before the date specified in such instrument when, subject to
Section 4.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor (if other than the Evaluator) and the Trustee shall use their (its, in case the Depositor is the Evaluator) best efforts to appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor (if other than the Evaluator) and Trustee, in duplicate, one copy of which shall be delivered to the resigning Evaluator and one copy to the successor evaluator. The Depositor (if other than the Evaluator) or the Trustee may remove the Evaluator at any time upon 30 days' written notice and appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositor and the Trustee. Such appointment shall be made by written instrument executed by the Depositor (if other than the

Evaluator) and the Trustee, in duplicate, one copy of which shall be delivered to the Evaluator so removed and one copy to the successor evaluator. Notice of such resignation or removal and appointment of a successor evaluator shall be mailed by the Trustee to each Unitholder then of record.

     (b) Any successor evaluator appointed hereunder shall execute, acknowledge and deliver to the Depositor and the Trustee an instrument accepting such appointment hereunder, and such successor evaluator without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Evaluator herein and shall be bound by all the terms and conditions of this Indenture.

     (c) In case at any time the Evaluator shall resign and no successor evaluator shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositor (if other than the Evaluator) and the Trustee, the Evaluator may forthwith apply to a court of competent jurisdiction for the appointment of a successor evaluator. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor evaluator.

     (d) Any corporation into which the Evaluator hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Evaluator hereunder shall be a party, shall be the successor evaluator under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Evaluator may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

     (e) Any resignation or removal of the Evaluator and appointment of a successor evaluator pursuant to this Section shall become effective upon acceptance of appointment by the successor evaluator as provided in subsection (b) hereof.


                            ARTICLE V

           EVALUATION, REDEMPTION, PURCHASE, ISSUANCE,
          TRANSFER, INTERCHANGE OR REPLACEMENT OF UNITS

     Section 5.01. Evaluation. The Trustee shall make an evaluation of each Trust as of the Evaluation Time on days of trading on the New York Stock Exchange (i) on the day on which any Unit is tendered for redemption and
(ii) on any other day desired by the Trustee or requested by the Depositor. Such evaluations shall take into account and itemize separately (1) the cash on hand in the Trust (other than cash declared held in trust to cover contracts to purchase bonds) or moneys in the process of being collected from matured interest coupons or bonds matured or called for redemption prior to maturity, (2) the value of each issue of the Bonds in the Trust as last determined by the Evaluator pursuant to Section 4.01 and (3) interest accrued thereon not subject to collection and distribution. For each such evaluation there shall be deducted from the sum of the above (1) amounts representing any applicable taxes or governmental charges payable out of the Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (2) amounts representing accrued expenses of the Trust including but not limited to unpaid fees and expenses of the Trustee, the Evaluator, the Depositor and bond counsel, in each case as reported by the Trustee to the Depositor on or prior to the date of evaluation, and (3) cash held for distribution to Unitholders of record as of a date prior to the evaluation then being made. The value of the pro rata share of each Unit determined on the basis of any such evaluation shall be referred to herein as the "Unit Value." The Trustee shall make an evaluation of the Bonds deposited in the Fund as of the time said Bonds are deposited under this Indenture. Such evaluation shall be made on the same basis as set forth in Section 4.01, except that it shall be based upon the offering prices of the Bonds. The Trustee, in lieu of making the evaluation required hereby, may use an evaluation prepared by the Evaluator and/or by any other recognized evaluator and in so doing shall not be liable or responsible, under any circumstances whatever, for the accuracy or correctness thereof, or for any error or omission therein. The Trustee's determination of the offering price of the Bonds on the date of deposit determined as herein provided shall be included in Schedule A attached to the Trust Agreement.

     Section 5.02.     Redemptions by Trustee; Purchases by Depositor.
Any Unit tendered for redemption by a Unitholder or his duly authorized attorney to the Trustee at its unit investment trust division office shall be redeemed by the Trustee no later than the seventh calendar day following the day on which tender for redemption is made, provided that if such day of redemption is not a Business Day, then such Unit shall be redeemed on the first Business Day prior thereto (being herein called the "Redemption Date"). Subject to payment by such Unitholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made by payment on the Redemption Date of cash equivalent to the Unit Value, determined by the Trustee as of the Evaluation Time on the date of tender; provided that accrued interest is paid to the Redemption Date, multiplied by the number of Units tendered (herein called the "Redemption Price"). Units received for redemption by the Trustee on any day after the Evaluation Time on days of trading on the New York Stock Exchange will be held by the Trustee until the next day on which the New York Stock Exchange is open for trading and will be deemed to have been tendered on such day for redemption at the Redemption Price computed on that day. Units held in certificated form will be deemed to be "tendered" to the Trustee when the Trustee is in physical receipt of the Certificate or Certificates representing such Units in the form and with such documentation as is required to accomplish transfers of Units pursuant to Section 5.03 hereof.

     The Trustee may in its discretion, and shall when so directed by the Depositor, suspend the right of redemption or postpone the date of payment of the Redemption Price for more than seven calendar days following the day on which tender for redemption is made (1) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (2) for any period during which an emergency exists as a result of which disposal by the Trust of the Bonds is not reasonably practicable or it is not reasonably practicable fairly to determine in accordance herewith the value of the Bonds; or (3) for such other period as the Securities and Exchange Commission may by order permit, and shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

     Not later than the close of business on the day of tender of a Unit or Units for redemption by a Unitholder other than the Depositor, the Trustee shall notify the Depositor of such tender. The Depositor shall have the right to purchase such Unit or Units by notifying the Trustee of its election to make such purchase as soon as practicable thereafter but in no event subsequent to the close of business on the second business day after the day on which such Unit or Units were tendered for redemption. Such purchase shall be made by payment for such Unit or Units by the Depositor to the Unitholder not later than the close of business on the Redemption Date of an amount not less than the Redemption Price which would otherwise be payable by the Trustee to such Unitholder.

     Any Unit or Units so purchased by the Depositor may at the option of the Depositor be tendered to the Trustee for redemption at the corporate trust office of the Trustee in the manner provided in the first paragraph of this Section 5.02.

     If the Depositor does not elect to purchase any Unit or Units tendered to the Trustee for redemption, or if a Unit or Units are being tendered by the Depositor for redemption, that portion of the Redemption Price which represents interest shall be withdrawn from the Interest Account to the extent available. The balance paid on any redemption, including accrued interest, if any, shall be withdrawn from the Principal Account to the extent that funds are available for such purpose. If such available balance shall be insufficient, the Trustee shall sell such of the Bonds, currently designated for such purposes by the Evaluator, as the Trustee in its sole discretion shall deem necessary. In the event that funds are withdrawn from the Principal Account for payment of accrued interest, the Principal Account shall be reimbursed for such funds so withdrawn when sufficient funds are next available in the Interest Account.

     The Evaluator shall maintain with the Trustee a current list of Bonds held in the Trust designated to be sold for the purpose of redemption of Certificates tendered for redemption and not purchased by the Depositor, and for payment of expenses hereunder, provided that if the Evaluator shall for any reason fail to maintain such a list, the Trustee, in its sole discretion, may designate a current list of Bonds for such purposes. The net proceeds of any sales of Bonds from such list representing principal shall be credited to the Principal Account of the Trust and the proceeds of such sales representing accrued interest shall be credited to the Interest Account of the Trust. The Evaluator shall also designate on such list of Bonds designated to be sold the Bonds upon the sale of which the Trustee shall obtain permanent insurance (the "Permanent Insurance") from the Insurer (if such Permanent Insurance is available to the Trust), provided that if the Evaluator shall for any reason fail to make such designation, the Trustee, in its sole discretion, shall make such designation if it deems such designation to be in the best interests of Unitholders. The Trustee is hereby authorized to pay and shall pay out of the proceeds of the sale of the Bonds which are covered by Permanent Insurance any premium for such Permanent Insurance and expenses related thereto and the net proceeds after such deduction shall be credited to the Principal Account and the net proceeds representing accrued interest shall be credited to the Interest Account.

     Neither the Depositor nor the Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Bonds made pursuant to this Section 5.02. Certificates evidencing Units redeemed pursuant to this Section 5.02 shall be cancelled by the Trustee and the Unit or Units evidenced by such Certificates shall be terminated by such redemptions.

     Section 5.03. Issuance, Transfer or Interchange of Units. (a) Certificates representing Units held by a Unitholder will not be issued except upon written request by a Unitholder, or his or her registered broker/dealer, to the Trustee at its principal trust office. Certificates that have been issued may be returned to the Trustee at any time and cancelled, without affecting the Unitholder's interest in the Trust, when accompanied by proper written instructions from the Unitholder.

     (b) A Unitholder may transfer any of his Units by making a written request to the Trustee at its principal trust office and, in the case of Units evidenced by a Certificate, by presenting and surrendering such Certificate at such office properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee. Unitholders must sign such written request, and such Certificate of transfer instrument, exactly as their name appears on the records of the Trustee and on any Certificate representing the Units to be transferred. Such signature must be guaranteed by a participant in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee program in addition to, or in substitution for, STAMP, as may be accepted by the Trustee. Such transfer shall thereupon be made on the records of the Trustee and, if appropriate, a new registered Certificate or Certificates for the same number of Units of the same Trust shall be issued in exchange and substitution therefor. Certificates issued pursuant to this Agreement are interchangeable for one or more other Certificates of the same Trust in an equal aggregate number of Units and all Certificates issued shall be issued in denominations of one Unit or any whole multiple thereof as may be requested by the Unitholder. The Trustee may deem and treat the person in whose name any Unit or Certificate shall be registered upon the books of the

Trustee as the owner of such Unit or Certificate for all purposes hereunder and the Trustee shall not be affected by any notice to the contrary. The transfer books maintained by the Trustee for each Trust for the purpose of this Section 5.03 shall be closed for an individual Trust as such Trust is terminated pursuant to Article VIII hereof.

     A sum sufficient to pay any tax or other charge that may be imposed in connection with any such transfer or interchange shall be paid by the Unitholder to the Trustee. The Trustee may require a Unitholder to pay a reasonable fee which the Trustee in its sole discretion shall determine for each new Certificate issued on any such transfer or interchange.

     All Certificates cancelled pursuant to this Indenture shall be disposed of by the Trustee without liability on its part.

     Section 5.04. Certificates Mutilated, Destroyed, Stolen or Lost. In case any Certificate shall become mutilated or be destroyed, stolen or lost, the Trustee shall execute and deliver a new Certificate in exchange and substitution therefor upon the holder's furnishing the Trustee with proper identification and satisfactory indemnity, complying with such other reasonable regulations and conditions as the Trustee may prescribe and paying such expenses as the Trustee may incur. Any mutilated Certificate shall be duly surrendered and cancelled before any new Certificate shall be issued in exchange and substitution therefor. Upon the issuance of any new Certificate a sum sufficient to pay any tax or other governmental charge and the fees and expenses of the Trustee may be imposed. Any such new Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. In the event the Trust has terminated or is in the process of termination, the Trustee may, instead of issuing a new Certificate in exchange and substitution for any Certificate which shall have become mutilated or shall have been destroyed, stolen or lost, make the distributions in respect of such mutilated, destroyed, stolen or lost Certificate (without surrender thereof except in the case of a mutilated Certificate) as provided in Section 8.02 hereof if the Trustee is furnished with such security or indemnity as it may require to save it harmless, and in the case of destruction, loss or theft of a Certificate, evidence to the satisfaction of the Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof.


                               ARTICLE VI

                                 TRUSTEE

     Section 6.01. General Definition of Trustee's Liabilities, Rights and Duties. The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect the Trust and the rights and interests of the Unitholders pursuant to the terms of this Indenture, provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Interest and Principal Accounts, and the payment of such costs and expenses shall be secured by a prior lien on the Trust.

     In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee as otherwise set forth the liabilities of the Trustee are further defined as follows:

          (a) all moneys deposited with or received by the Trustee hereunder shall be held by it without interest in trust as part of the Trust or the Reserve Account until required to be disbursed in accordance with the provisions of this Indenture and such moneys will be segregated by separate recordation on the trust ledger of the Trustee so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved the Trustee shall handle such moneys in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940;

          (b) the Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document whether or not of the same kind prima facie properly executed, or for the disposition of moneys, Bonds or certificates pursuant to this Indenture, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Indenture or otherwise, except by reason of its own negligence, lack of good faith or wilful misconduct, provided that the Trustee shall not in any event be liable or responsible for any evaluation made by the Evaluator. The Trustee may construe any of the provisions of this Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the parties hereto;

          (c) the Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositor, or for the form, character, genuineness, sufficiency, value or validity of any Bonds (except that the Trustee shall be responsible for the exercise of due care in determining the genuineness of Bonds delivered to it pursuant to contracts for the purchase of such Bonds) or for or in respect of the validity or sufficiency of the Certificates (except for the due execution thereof by the Trustee) or of the due execution thereof by the Depositor, or for the payment by the Insurer of amounts due under, or the performance by the Insurer of its obligations in accordance with, the Insurance, or the Permanent Insurance and the Trustee shall in no event assume or incur any liability, duty, or obligation to any Unitholder or the Depositor other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor;

          (d) the Trustee shall not be under any obligation to appear in, prosecute or defend any action, which in its opinion may involve it in expense or liability, unless as often as required by the Trustee, it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Interest and Principal Accounts;

          (e) the Trustee may employ agents, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected with reasonable care. The Trustee shall be fully protected in respect of any action under this Indenture taken, or suffered, in good faith by the Trustee, in accordance with the opinion of its counsel. The fees and expenses charged by such agents, attorneys, accountants or auditors shall constitute an expense of the Trustee reimbursable from the Interest and Principal Accounts as set forth in Section 6.04 hereof;

          (f) if at any time the Depositor shall fail to undertake or perform any of the duties which by the terms of this Indenture are required by it to be undertaken or performed, or such Depositor shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Depositor or of its property shall be appointed, or any public officer shall take charge or control of such Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may: (1) appoint a successor depositor who shall act hereunder in all respects in place of such Depositor which successor shall be satisfactory to the Trustee, and which may be compensated at rates deemed by the Trustee to be reasonable under the circumstances, by deduction from the Interest Account or, to the extent funds are not available in such Account, from the Principal Account but no such deduction shall be made exceeding such reasonable amount as the Securities and Exchange Commission may prescribe in accordance with
     Section 26(a)(2)(C) of the Investment Company Act of 1940, or (2) terminate this Indenture and the trust created hereby and liquidate the Trust in the manner provided in Section 8.02;

          (g) if (i) the value of the Trust as shown by any evaluation by the Trustee pursuant to Section 5.01 hereof shall be less than 20% of the aggregate principal amount of Bonds initially deposited in the Trust or (ii) by reason of the aggregate redemption of Units by the Depositor and/or one or more underwriters not theretofore sold constituting more than 60% of the number of Units initially authorized and the net worth of the Trust is reduced to less than 40% of the aggregate principal amount of Bonds initially deposited in the Trust, the Trustee may in its discretion, and shall when so directed by the Depositor, terminate this Indenture and the trust created hereby and liquidate the Trust, all in the manner provided in Section 8.02;

          (h) in no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Bonds or upon the interest thereon or upon it as Trustee hereunder or upon or in respect of the Trust which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the Interest and Principal Accounts of the Trust, and the payment of such amounts so paid by the Trustee shall be secured by a prior lien on the Trust;

          (i) except as provided in Sections 3.01 and 3.05, no payment to a Depositor or to any principal underwriter (as defined in the Investment Company Act of 1940) for the Trust or to any affiliated person (as so defined) or agent of a Depositor or such underwriter shall be allowed the Trustee as an expense except for payment of such reasonable amounts as the Securities and Exchange Commission may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee; and

          (j) the Trustee except by reason of its own negligence or wilful misconduct shall not be liable for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

     Section 6.02. Books, Records and Reports. The Trustee shall keep proper books of record and account of all the transactions of each Trust under this Indenture at its corporate trust office including a record of the name and address of, and the Certificates issued by each Trust and held by, every Unitholder, and such books and records of each Trust shall be open to inspection by any Unitholder of such Trust at all reasonable times during the usual business hours. The Trustee shall cause, at Trust expense, audited statements as to the assets and income of each Trust to be prepared on an annual basis by independent public accountants selected by the Depositor, provided, however, if the cost to a Trust for preparation of such statements shall exceed an amount equivalent to $.50 per Unit on an annual basis, then the Trustee shall not be required to have such statements prepared. Any such report shall be provided to a Unitholder upon request.

     To the extent permitted under the Investment Company Act of 1940 as evidenced by an opinion of independent counsel to the Depositor, the Trustee shall pay, or reimburse to the Depositor or others, the costs of the preparation of documents and information with respect to a Trust required by law or regulation in connection with the maintenance of a secondary market in units of such Trust. Such costs may include but are not limited to accounting and legal fees, blue sky registration and filing fees, printing expenses and other reasonable expenses related to documents required under

Federal and state securities law. Such costs shall be a Trust expense and the Trustee shall not be obligated to advance any of its own funds to make such payments.

     The Trustee shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder.

     Section 6.03. Indenture and List of Bonds on File. The Trustee shall keep a certified copy or duplicate original of this Indenture on file at its unit investment trust division office available for inspection at all reasonable times during the usual business hours by any Unitholder, together with a current list of the Bonds.

     Section 6.04. Compensation. For services performed under this Indenture the Trustee shall be paid that amount per annum set forth in the Prospectus for the related Trust computed on the basis set forth in such Prospectus. The Trustee may from time to time adjust its compensation as set forth above provided that total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase. Such compensation shall be charged by the Trustee against the Interest and Principal Accounts on or before the Distribution Date on which such period terminates; provided, however, that such compensation shall be deemed to provide only for the usual, normal and proper functions undertaken as Trustee pursuant to this Indenture. The Trustee shall charge the Interest and Principal Accounts for any and all expenses and disbursements incurred hereunder, including insurance premiums, legal and auditing expenses, and for any extraordinary services performed by the Trustee hereunder.

     The Trustee shall be indemnified and held harmless against any loss or liability accruing to it without negligence, bad faith or wilful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises. If the cash balances in the Interest and Principal Accounts shall be insufficient to provide for amounts payable pursuant to this Section 6.04, the Trustee shall have the power to sell (i) Bonds designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Bonds have been so designated, such Bonds as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 6.04.

     The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Bonds made pursuant to this Section 6.04. Any moneys payable to the Trustee pursuant to this Section shall be secured by a prior lien on the Trust.

     Section 6.05.     Removal and Resignation of Trustee; Successor.
The following provisions shall provide for the removal and resignation of the Trustee and the appointment of any successor trustee:

          (a) the Trustee or any trustee or trustees hereafter appointed may resign and be discharged of the Trust created by this Indenture, by executing an instrument in writing resigning as Trustee of the Trust and filing same with the Depositor and mailing a copy of a notice of resignation to all Unitholders then of record, not less than sixty days before the date specified in such instrument when, subject to Section 6.05(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor trustee. The Depositor may at any time remove the Trustee, with or without cause, and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee. Notice of such resignation or removal of a trustee and appointment of a successor trustee shall be mailed by the successor trustee, promptly after its acceptance of such appointment, to each Unitholder then of record;

          (b) any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and to the retiring Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Indenture. Upon the request of such successor trustee, the Depositor and the retiring Trustee shall, upon payment of any amounts due the retiring Trustee, or provision therefor to the satisfaction of such retiring Trustee, execute and deliver an instrument acknowledged by it transferring to such successor trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor trustee all Bonds and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor trustee, and shall thereupon be discharged from all duties and responsibilities under this Indenture;

          (c) in case at any time the Trustee shall resign and no successor trustee shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee;

          (d) any entity into which any trustee hereunder may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which any trustee hereunder shall be a party, shall be the successor trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding; and

          (e) any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section shall become effective upon acceptance of appointment by the successor trustee as provided in subsection (b) hereof.

     Section 6.06. Qualifications of Trustee. The Trustee shall be a corporation organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust powers and having at all times an aggregate capital, surplus, and undivided profits of not less than $5,000,000.


                              ARTICLE VII

                          RIGHTS OF UNITHOLDERS

     Section 7.01. Beneficiaries of Trust. By the purchase and acceptance or other lawful delivery and acceptance of any Unit, whether certificated or not, the Unitholder shall be deemed to be a beneficiary of the Trust created by this Indenture and vested with all right, title and interest in the Trust to the extent of such Unit or Units, subject to the terms and conditions of this Indenture.

     Section 7.02. Rights, Terms and Conditions. In addition to the other rights and powers set forth in the other provisions and conditions of this Indenture the Unitholders shall have the following rights and powers and shall be subject to the following terms and conditions:

          (a) a Unitholder may at any time tender his Units to the Trustee for redemption in accordance with Section 5.02;

          (b) the death or incapacity of any Unitholder shall not operate to terminate this Indenture or the Trust, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.
     Each Unitholder expressly waives any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the

     Trustee at any time to account, in any manner other than as expressly provided in this Indenture, in respect of the Bonds or moneys from time to time received, held and applied by the Trustee hereunder; and

          (c) except as expressly provided herein, no Unitholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any Certificates issued, be construed so as to constitute the Unitholders from time to time as partners or members of an association; nor shall any Unitholder ever be under any liability to any third persons by reason of any action taken by the parties to this Indenture, or any other cause whatsoever.


                             ARTICLE VIII

             ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS

     Section 8.01. Amendments. (a) This Indenture may be amended from time to time by the parties hereto or their respective successors, without the consent of any of the Unitholders, (i) to cure any ambiguity or to correct or supplement any provision contained hereon which may be defective or inconsistent with any other provision contained herein; or (ii) to make such other provision in regard to matters or questions arising hereunder as shall not adversely affect the interests of the Unitholders; provided, however, that the parties hereto may not amend this Indenture so as to
(1) increase the number of Units issuable hereunder above the maximum number set forth in Section 2.03 of this Indenture except as provided in
Section 5.04 hereof or such lesser amount as may be outstanding at any time during the term of this Indenture or (2) permit, subject to Sections 3.08 and
3.14 hereof, the deposit or acquisition hereunder of interest-bearing obligations or other securities either in addition to or in substitution for any of the Bonds.

     (b) Except for the amendments, changes or modifications as provided in Section 8.01(a) hereof, neither the parties hereto nor their respective successors shall consent to any other amendment, change or modification of this Indenture without the giving of notice and the obtaining of the approval or consent of Unitholders representing at least 66-2/3% of the Units then outstanding of the affected Trust. Nothing contained in this Section 8.01(b) shall permit, or be construed as permitting, a reduction of the aggregate percentage of Units the holders of which are required to consent to any amendment, change or modification of this Indenture without the consent of the Unitholders of all of the Units then outstanding of the affected Trust and in no event may any amendment be made which would (1) alter the rights to the Unitholders as against each other, (2) provide the Trustee with the power to engage in business or investment activities other than as specifically provided in this Indenture or (3) adversely affect the characterization of the Trust as a grantor trust for federal income tax purposes.

     (c) Promptly after the execution of any such amendment the Trustee shall furnish written notification to all then outstanding Unitholders of the substance of such amendment.

     Section 8.02. Termination. This Indenture and the Trust created hereby shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Bond held hereunder unless sooner terminated as hereinbefore specified and may be terminated at any time by the written consent of Unitholders representing 66-2/3% of the then outstanding Units thereof; provided, that in no event shall this trust continue beyond the end of the calendar year preceding the fiftieth anniversary of the execution of this Indenture (the "Mandatory Termination Date"); and provided further that in connection with any such liquidation it shall not be necessary for the Trustee to dispose of any Bond or Bonds if retention of such Bond or Bonds, until due, shall be deemed to be in the best interests of Unitholders, including, but not limited to, situations in which a Bond or Bonds insured by the Insurance are in default, situations in which a Bond or Bonds insured by the Insurance reflect a deteriorated market price resulting from a fear of default and situations in which a Bond or Bonds mature after the Mandatory Termination Date.

     Written notice of any termination, specifying the time or times at which the Unitholders may surrender any Certificates held for cancellation, shall be given by the Trustee to each Unitholder at his address appearing on the registration books of the Trustee. Within a reasonable period of time after such termination the Trustee shall fully liquidate the Bonds then held, if any, and shall:

          (a) deduct from the Interest Account or, to the extent that funds are not available in such Account, from the Principal Account and pay to itself individually an amount equal to the sum of (1) its accrued compensation for its ordinary recurring services, (2) any compensation due it for its extraordinary services and (3) any costs, expenses or indemnities as provided herein;

          (b) deduct from the Interest Account or, to the extent that funds are not available in such Account, from the Principal Account and pay accrued and unpaid fees of the Evaluator, Depositor and bond counsel, if any;

          (c)  deduct from the Interest Account or the Principal
     Account any amounts which may be required to be deposited in the Reserve Account to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under this Indenture;

          (d) distribute to each Unitholder of such Trust such Unitholder's pro rata share of the balance of the Interest Account;

          (e) distribute to each Unitholder of such Trust such Unitholder's pro rata share of the balance of the Principal Account; and
          (f) together with such distribution to each Unitholder as provided for in (d) and (e), furnish to each such Unitholder a final distribution statement as of the date of the computation of the amount distributable to Unitholders, setting forth the data and information in substantially the form and manner provided for in Section 3.06 hereof.

     The amounts to be so distributed to each Unitholder holding
Certificates shall be that pro rata share of the balance of the total Interest and Principal Accounts as shall be represented by the Units held of record by such Unitholder.

     The Trustee shall be under no liability with respect to moneys held by it in the Interest, Reserve and Principal Accounts upon termination except to hold the same in trust without interest until disposed of in accordance with the terms of this Indenture.

     In the event that all of the Unitholders holding Certificates shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Unitholders to surrender their Certificates for cancellation and receive the liquidating distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take steps, or may appoint an agent to take appropriate steps, to contact the remaining Unitholders concerning surrender of their Certificates and the cost thereof shall be paid out of the moneys and other assets which remain in the Trust hereunder.

     Section 8.03. Construction. This Indenture is executed and delivered in the State of New York, and all laws or rules of construction of such State shall govern the rights of the parties hereto and the Unitholders and the interpretation of the provisions hereof.

     Section 8.04.     Registration of Units.  Except as provided in Sections
3.01 and 3.05, the Depositor agrees and undertakes on its own part to register the Units with the Securities and Exchange Commission or other applicable governmental agency, federal or state, pursuant to applicable federal or state statutes, if such registration shall be required, and to do all things that may be necessary or required to comply with this provision during the term of the Trust created hereunder, and the Trustee shall incur no liability or be under any obligation for expenses in connection therewith.

     Section 8.05. Written Notice. Any notice, demand, direction or instruction to be given to the Depositor or the Evaluator hereunder shall be in writing and shall be duly given if mailed or delivered to the Depositor or the Evaluator, 250 North Rock Road, Suite 150, Wichita, Kansas 67206-2241, or at such other address as shall be specified by the Depositor or the Evaluator to the other parties hereto in writing. Any notice, demand, direction or instruction to be given to the Trustee hereunder shall be in writing and shall be duly given if mailed or delivered to the unit investment trust division office of the Trustee at 101 Barclay Street, New York, New York 10286, Attention: Unit Investment Trust Division, or at such other address as shall be specified by the Trustee to the other parties hereto in writing.

     Any notice to be given to the Unitholders shall be duly given if mailed or delivered to each Unitholder at the address of such holder appearing on the registration books of the Trustee.

     Section 8.06. Severability. If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or the rights of the Unitholders.

     Section 8.07. Dissolution of Depositor Not to Terminate. The dissolution of the Depositor from or for any cause whatsoever shall not operate to terminate this Indenture or the Trust insofar as the duties and obligations of the Trustee are concerned.

IN WITNESS WHEREOF, Ranson & Associates, Inc. and The Bank of New York have caused this Indenture to be executed by their President or one of their Vice Presidents as of the day, month and year first above written.


                                    RANSON & ASSOCIATES, INC.,
                                       Depositor and Evaluator


                                    By         ROBIN K. PINKERTON
                                      ------------------------------------
                                                   President



                                    THE BANK OF NEW YORK,
                                       Trustee


                                    By           TED RUDICH
                                      ------------------------------------
                                               Vice President